SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 8, 2004

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, 1S-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

On October 8, 2004, deCODE genetics, Inc. (“deCODE”) issued the following press release:

deCODE Awarded $24 million by NIH to Study Genetics of Infectious Disease and Vaccine Response

Reykjavik, ICELAND, October 8, 2004 — deCODE genetics (Nasdaq:DCGN) today announced that it has been awarded a five-year, $23.9 million contract by the National Institute of Allergy and Infectious Diseases (NIAID), part of the U.S. National Institutes of Health. Under the contract, deCODE will apply its population approach and resources to discover genetic factors associated with susceptibility to certain infectious diseases and with vaccine response. deCODE will be working with scientists at the University of New Mexico (UNM) to conduct functional validation of biological pathways discovered through its genetics research. The National Center for Genome Resources (NCGR) will provide bioinformatics resources to make study information and results available to the scientific community.

The contract recognizes deCODE’s global leadership in the discovery of the genetic basis of disease risk and drug response. deCODE will conduct genome-wide scans in Iceland to search for key genes involved in susceptibility to tuberculosis; adverse reaction to smallpox vaccination; and susceptibility to influenza and certain bacterial infections, such as those that cause pneumonia and meningitis. The identification of genes involved in susceptibility to infectious diseases promises to provide a foothold in the biology of these conditions and a starting point for developing better drugs to treat them and vaccines to prevent them. C. Rick Lyons, M.D., Ph.D. of the UNM Health Sciences Center in Albuquerque, New Mexico, a renowned expert in the study of common pathogens and microbial virulence, will lead the functional work on targets identified by deCODE. The NCGR, a research institute based in Santa Fe, New Mexico, and headed by Dr. Stephen Kingsmore, will design and maintain an Immune Response Database (IRDB), an internet-based resource that will enable investigators to query and visualize the results of this project in the context of existing data on the genetics of immune response.

“We are excited by this project and by the opportunity to bring together our expertise and capabilities with those of two leading New Mexico research organizations,” said Kari Stefansson, CEO of deCODE. “I believe this project reflects the commitment of the NIAID to seek out the best science and apply it to problems that are critical to human health. The international character of this collaboration is also appropriate to the goal – to utilize human genetics to improve our ability to prevent and treat serious challenges to public health around the globe.”

“This contract is an endorsement of the world-class disease research at UNM Health Sciences Center,” said Bill Richardson, Governor of New Mexico. “My administration is working to leverage the outstanding R&D in New Mexico to develop new companies and new jobs. We look forward to working in partnership with deCODE, the National Center for Genome Resources and the National Institutes of Health to develop new drugs to battle infectious diseases and, at the same time, create good jobs here in New Mexico.”

This project is funded by the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract number HHSN266200400064C.

About deCODE genetics

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

About UNM Health Sciences Center

The University of New Mexico Health Sciences Center (HSC) has developed significant infrastructure and expertise for the study of infectious diseases in both animal models and human cell in vitro assays. Dr. Rick Lyons, Director of the HSC Infectious Disease and Inflammation Center and Associate Professor of Medicine/Oncology, has an international reputation for his groundbreaking research and study of pathogens. He has received numerous grants from NIAID to analyze mechanisms of microbial virulence. Under the leadership of R. Philip Eaton, M.D., UNM Executive Vice President for Health Sciences, the HSC has been instrumental in building a biomedical research corridor in the Albuquerque area. More than 20 public and private partners are working together to establish a biomedical/biotechnology industry in New Mexico, to foster entrepreneurship and to attract new companies. For more information about the Health Sciences Center, please visit http://hsc.unm.edu.

About NCGR

Founded in 1994, NCGR is a non-profit research institute dedicated to translating research at intersections between bioscience, computing and mathematics into improvements in global health, and nutrition, and abolition of infectious disease. NCGR addresses the growing need to integrate and analyze research results generated at different locations, different times, and with disparate technologies by provision of integrated, internet-based biological information resources and development of innovative computational software. Additional information about the National Center for Genome Resources can be found at www.ncgr.org.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: October 14, 2004